    As filed with the Securities and Exchange Commission on October 18, 2002
                                                   Registration No. 333-________

--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ACETO CORPORATION
                                -----------------

             (Exact Name of Registrant as Specified in its Charter)


                 New York                                11-1720520
      ------------------------------               ----------------------
     (State or other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

                                 ONE HOLLOW LANE
                             LAKE SUCCESS, NY 11042
                                 (516) 627-6000

        -----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               LEONARD S. SCHWARTZ
                             CHIEF EXECUTIVE OFFICER
                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                          LAKE SUCCESS, NEW YORK 11042
                                 (516) 627-6000
        -----------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    COPY TO:

                                HANK GRACIN, ESQ.
                               LEHMAN & EILEN LLP
                         50 CHARLES LINDBERGH BOULEVARD
                               UNIONDALE, NY 11553
                          Telephone No.: (516) 222-0888
                          Facsimile No.: (516) 222-0948
--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to public: from time to time, following the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE

--------------------------------  ------------------------  -------------  ------------------  --------------------
                                                    Proposed Maximum    Proposed Maximum
    Title of Each Class of          Amount to        Offering Price        Aggregate                Amount of
 Securities to be Registered      be Registered       Per Share (1)    Offering Price (1)      Registration Fee (2)
 ---------------------------      -------------       -------------    ------------------      --------------------
Common Stock, par value per          600,000              $8.81            $5,286,000              $486.31
share $.01

----------------------------

(1) Estimated solely for purposes of calculating the registration fee. The proposed maximum aggregate offering price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, upon the basis of the average of the high and low prices reported on the Nasdaq National Market on October 14, 2002.

(2) Calculated in accordance with Section 6(b)(2) of the Securities Act of 1933, as amended, by multiplying the aggregate offering amount by .000092.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED OCTOBER 18, 2002

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES NOR MAY THEY ACCEPT OFFERS TO BUY THESE SECURITIES PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                ACETO CORPORATION

                         600,000 Shares of Common Stock

           o The selling shareholders identified in this prospectus are offering to sell up to 600,000 shares of our common stock.

           o We will not receive any proceeds from this offering of common stock.

           o Our common stock is traded and quoted on the Nasdaq National Market under the symbol "ACET". On October 14, 2002, the high price of our common stock was $8.86 and the low price was $8.75.

           o The selling shareholders may sell the shares of common stock directly or through underwriters, dealers or agents in market transactions or privately negotiated transactions.

     The address and telephone number of Aceto Corporation's principal executive offices are:

                                 One Hollow Lane
                          Lake Success, New York 11042
                                 (516) 627-6000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

     The date of this prospectus is October     , 2002
                                            ----

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Our Business ..........................................................     3

Risk Factors ..........................................................     3

Special Information About Forward Looking Statements ..................     4

Use of Proceeds .......................................................     4

Selling Shareholders ..................................................     4

Plan of Distribution ..................................................     5

Indemnification for Securities Act Liabilities ........................     6

Where You Can Find More Information About Us ..........................     6

Legal Matters .........................................................     7

Experts ...............................................................     7

     You should read the entire prospectus and any documents incorporated by reference carefully before purchasing Aceto Corporation common stock. In this prospectus, "Aceto Corporation," "we," "us" and "our" refer to the business that is owned and conducted by Aceto Corporation and its subsidiaries, and not to the selling shareholders.

                                  OUR BUSINESS

     We are primarily engaged in the marketing, sale and distribution of pharmaceutical, fine and industrial chemicals used principally in the agricultural, color producing, pharmaceutical, nutraceutical and surface coating industries. We sell approximately 1,000 chemicals used in these and other related industries.

     On March 26, 2001, we acquired the distribution business of the Schweizerhall Pharma division of Schweizerhall Holding AG, a Switzerland corporation, and certain assets relating to the pharmaceutical ingredients business of Schweizerhall, Inc., a New Jersey corporation and wholly owned subsidiary of Schweizerhall Holding AG.

     Schweizerhall Pharma's distribution business is an international pharmaceutical distribution business with offices located in Hamburg, Germany; Wormerveer, The Netherlands; Paris, France; Piscataway, New Jersey; Singapore; Mumbai, India; and Hong Kong.

                                  RISK FACTORS

     Before you buy shares of our common stock, you should be aware that there are various risks associated with the purchase of our common stock. You should consider carefully these risk factors, together with all of the other information in this prospectus and all documents incorporated by reference, before you decide to purchase shares of our common stock. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information contained in this prospectus, including the documents we incorporate by reference under "Where You Can Find More Information About Us".

     IF WE ARE UNABLE TO MANAGE THE INTEGRATION OF OUR ACQUIRED BUSINESSES, OUR FINANCIAL CONDITION AND OPERATING RESULTS MAY BE ADVERSELY AFFECTED

     A failure to effectively manage the integration of the four acquisitions we have made since November 1998, and any additional acquisitions we may decide to make, may adversely affect our business and financial condition. Our acquisitions have placed, and will continue to place, significant demands on our management, technical and other resources. Additionally, the successful expansion of our operations will depend on our ability to secure adequate sources of specialty chemicals on commercially reasonable terms and attract and retain skilled management.

     IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH OUR COMPETITORS, MANY OF WHOM HAVE A GREATER MARKET PRESENCE AND GREATER RESOURCES THAN US, THE FINANCIAL CONDITION AND OPERATING RESULTS OF THE COMPANY MAY BE ADVERSELY AFFECTED.

     Our financial condition and operating results are directly related to our ability to compete in the intensely competitive worldwide chemical market. We face competition from global and regional distributors of chemical products, many of who are large chemical manufacturers as well as distributors. Many of these companies have substantially greater resources than us, including greater financial, marketing and distribution resources.

     UNFORESEEN ENVIRONMENTAL LIABILITIES AND/OR COSTS ASSOCIATED WITH COMPLIANCE WITH ENVIRONMENTAL LAWS WOULD HAVE A NEGATIVE EFFECT ON OUR FINANCIAL PERFORMANCE

     If existing environmental regulations are changed, or additional laws or regulations are passed, the cost of complying with those laws may be substantial. No assurance can be given that we will not incur material environmental liabilities or that compliance with such laws will not require material capital expenditures by us, negatively affecting our financial performance. Our operations, the distribution of chemical products, are subject to various federal, state, local and foreign environmental laws and regulations.

     Many of these laws and regulations provide for substantial remediation costs in the event of discharges of contaminants and fines and criminal sanctions for violations. We believe that we are currently in substantial compliance with all current environmental laws and regulations.

     THE UNCERTAIN MILITARY, TERRORIST, POLITICAL AND ECONOMIC CONDITIONS IN THE WORLD COULD MATERIALLY DISRUPT OUR OPERATIONS CONDUCTED ABROAD AND EXPORT SALES.

     Military, terrorist, political and economic actions in other countries could materially disrupt our overseas operations and export sales. In fiscal year 2002, approximately 36% of our revenues were attributable to operations conducted abroad and to export sales. In addition, in certain countries where we currently operate, export, intend to operate or intend to expand our operations, we could be subject to other political, military and economic uncertainties including labor unrest, restrictions on transfers of funds and unexpected changes in regulatory environments.

     WE MAY FACE UNINSURED LIABILITIES INHERENT IN THE CHEMICAL INDUSTRY.

     It is possible that liabilities for pollution and other damages arising from a major occurrence could exceed our insurance coverage or policy limits or that such insurance may not be available at reasonable rates in the future. Any such liabilities, which could arise due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage could have a material adverse effect on us. The risks inherent in the chemical industry include explosions, fires, chemical spills or releases, pollution and other environmental risks. While we have considered and evaluated these risks, we believe that they currently do not have a significant impact on the financial statements.

     BECAUSE OUR BUSINESS IS AFFECTED BY CHANGES IN CURRENCY MARKETS, FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Our results of operations and financial condition may be adversely affected by fluctuations in the exchange rate between foreign currencies and the U.S. dollar. A substantial portion of our revenue is denominated in currencies other than the U.S. dollar because certain of our foreign subsidiaries operate in their local currencies. Moreover, we may incur significant costs in connection with conversions between currencies.

              SPECIAL INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus or in the documents we incorporate by reference are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements to be expressed or implied by these forward-looking statements. These factors include, among others, the inability to manage our recent rapid growth, unforeseen environmental liabilities and the uncertain military, political and economic conditions in the world. The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                 USE OF PROCEEDS

     Each selling shareholder is selling all of the shares covered by this prospectus for his, her or its own account. Accordingly, we will not receive any proceeds from the resale of the shares.

                              SELLING SHAREHOLDERS

     The shares that may be offered hereby consist of 400,000 shares of our common stock held by Schweizerhall Holding AG, a corporation organized under the laws of Switzerland with its principal place of business at Elsasserstrasse

229, CH-4013, Basel, Switzerland, and 200,000 shares of our common stock held by Schweizerhall, Inc., a New Jersey corporation and wholly owned subsidiary of Schweizerhall Holding AG, with its principal place of business at 25 Corporate Place South, Piscataway, New Jersey 08854.

     We issued all the shares that may be offered hereby in a private placement on March 26, 2001, as partial consideration for the distribution business of the Schweizerhall Pharma division of Schweizerhall Holding AG, and for certain assets relating to the pharmaceutical ingredients business of Schweizerhall, Inc.

     Pursuant to the Purchase and Sale Agreement between us and Schweizerhall Holding AG, Chemische Fabrik Schweizerhall and Schweizerhall Inc., we were obligated to effect the registration of the shares that may be offered hereby. We are further obligated to register and qualify the shares under such state securities laws as the selling shareholders may reasonably request. We will bear the reasonable expenses of the registration and qualification of the shares under the Securities Act and state securities laws, other than brokerage commissions and the expenses of counsel for the selling shareholders.

     The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of October 15, 2002, the number of shares of common stock that may be offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of our common stock if all the shares in the offering are sold.

     The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished by the selling shareholders. None of the selling shareholders have, and within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates, except that we agreed in the Purchase and Sale Agreement referenced above to extend to a nominee of Schweizerhall Holding AG an invitation to join our Board of Directors.

                                                                             Beneficial Ownership   Percent of Class
                                      Shares of                                After Offering if       Owned After
                                    Common Stock         Shares of Common             all            Offering if all
Selling Shareholders             Beneficially Owned      Stock to be Sold       Shares are Sold      Shares are Sold
--------------------             ------------------      ----------------       ---------------      ---------------
 Schweizerhall Holding AG              400,000               400,000                   0                   0%
 Schweizerhall, Inc.                   200,000               200,000                   0                   0%
                                       -------               -------               ---------
      Total:                           600,000               600,000                   0

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o    short sales;
     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

     The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

     We have informed the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 402(b) of New York State's Business Corporation Law. Our By-Laws further provide that we will indemnify our officers and directors to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington,

D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

     We have filed with the SEC a registration statement on Form S-3 to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits filed as part of that registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC's web site.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

     o Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the SEC on September 27, 2002

     o The description of Aceto's common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 19, 1969

     You may request a copy of these filings, at no cost, by writing to us at our executive offices at One Hollow Lane, Lake Success, New York 11042,
Attention: Douglas Roth, or by calling us at (516) 627-6000.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this prospectus has been passed upon for us by Lehman & Eilen LLP, 50 Charles Lindbergh Boulevard, Suite 505, Uniondale, New York 11553. Its telephone number is (516) 222-0888.

                                    EXPERTS

     The consolidated financial statements and schedule of Aceto Corporation as of June 30, 2002 and 2001, and for each of the years in the three year period ended June 30, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling shareholders will not incur any of the expenses set forth below. All amounts shown are estimates.

SEC Filing fee ..................................................   $486.31
Legal fees ......................................................   $15,000
Accounting fees .................................................    $3,000
Printing and engraving ..........................................    $1,000
Miscellaneous ...................................................   $513.69

            Total ...............................................   $20,000

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 402(b) of the New York Business Corporation Law (the "BCL") provides that the articles of incorporation of New York corporations may eliminate the personal liability of directors to a corporation and its shareholders for monetary damages arising from breaches of the directors' duty of care. However, Section 402 (b) does not permit elimination of the liability of any director if a judgment or other final adjudication adverse to him establishes that: (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (ii) that his action involved (a) an improper declaration of any dividend or other distribution, (b) an improper redemption by the corporation of its own shares,(c) the distribution of assets to shareholders after dissolution, without paying or adequately providing for, with certain exceptions, known liabilities of the Corporation, or (d) the making of an improper loan to a director. Section 402 (b) does not authorize any limitation on the ability of a corporation or its shareholders to obtain injunctive relief, specific performance or other equitable remedies, and would not apply to acts or omissions which occurred prior to the filing of an amendment to the corporation's certificate of incorporation containing the elimination of directors' liability.

     Article SEVENTH of the registrant's Certificate of Incorporation provides that the personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b)of
Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

     Section 12 of Article II of the registrant's By-Laws provide that the Corporation shall indemnify any person, made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director, officer, or employee is adjudged to have breached his duty to the Corporation. The Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer, or employee of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director, officer, or employee of the Corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer, or employee acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled. The Corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of sections 722 and 717 of the Business Corporation Law.

     The registrant maintains a directors and officers liability insurance policy with The St. Paul of St. Paul, Minnesota. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

ITEM 16.    EXHIBITS.

The exhibits attached hereto are as follows:

EXHIBIT
NUMBER      DESCRIPTION
------      -----------
5.1         Opinion of Lehman & Eilen LLP (1)
10.1        Purchase and Sale Agreement dated January 28, 2001 between Aceto
            Corporation, Aceto Holding B.V., I.O., Schweizerhall Holding AG,
            Chemische Fabrik Schweizerhall and Schweizerhall, Inc. (2)
23.1        Consent of KPMG LLP (1)
23.2        Consent of Lehman & Eilen LLP (included in Exhibit 5.1)
24.1        Power of Attorney (included in the signature page of this
            registration statement) (1)

-----------------------------
 (1) Filed herewith
 (2) Incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K dated April 4, 2001.

ITEM 17.    UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable.

     In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on October 18, 2002.
                               ACETO CORPORATION

                           By: /s/ LEONARD S. SCHWARTZ
                               -----------------------

                             Leonard S. Schwartz
                             Chairman, President and
                             Chief Executive Officer

     The undersigned directors and officers of Aceto Corporation hereby severally constitute and appoint Leonard S. Schwartz and Douglas Roth, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


Signature                                       Title                                        Date

/s/ Leonard S. Schwartz                         Chairman, Chief Executive Officer and        October 18, 2002
-----------------------------                   President (Principal Executive Officer)
Leonard S. Schwartz

/s/ Douglas Roth                                Chief Financial Officer                      October 18, 2002
----------------------------------              (Principal Financial Officer)
Douglas Roth

/s/ Samuel I. Hendler                           Director                                     October 18, 2002
--------------------------------
Samuel I. Hendler

/s/ Robert Wiesen                               Director                                     October 18, 2002
---------------------------------
Robert Wiesen

/s/ Stanley H. Fischer                          Director                                     October 18, 2002
---------------------------------
Stanley H. Fischer

/s/ Albert L. Eilender                          Director                                     October 18, 2002
---------------------------------
Albert L. Eilender

/s/ Hans-Peter Schaer                           Director                                     October 18, 2002
--------------------------------
Hans-Peter Schaer

/s/ John H. Schlesinger                         Director                                     October 18, 2002
--------------------------------
John H. Schlesinger

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
------      -----------
5.1         Opinion of Lehman & Eilen LLP (1)
10.1        Purchase and Sale Agreement dated January 28, 2001 between Aceto
            Corporation, Aceto Holding B.V., I.O., Schweizerhall Holding AG,
            Chemische Fabrik Schweizerhall and Schweizerhall, Inc. (2)
23.1        Consent of KPMG LLP (1)
23.2        Consent of Lehman & Eilen LLP (included in Exhibit 5.1)
24.1        Power of Attorney (included in the signature page of this
            registration statement) (1)